EXHIBIT 10.45

PROMISSORY NOTE

$20,000

October 21, 2005

FOR VALUE RECEIVED, the undersigned, DIASYS CORPORATION, a Delaware Corporation with an address at 21 West Main Street, Waterbury, Connecticut 06702 (the “Company”), promises to pay to the order of MORRIS SILVERMAN, an individual with a place of business at 790 Estate Drive, Suite 100, Deerfield, Illinois 60015 ("Payee"), or any subsequent assignee or holder hereof (Payee or any subsequent assignee or holder hereof sometimes being hereinafter referred to as "Holder"), the principal sum of TWENTY THOUSAND AND 00/100 DOLLARS ($20,000), together with: (i) interest on the unpaid principal balance of this Note, from the date hereof until said balance shall have been paid in full, at the rate or rates and in the manner hereinafter provided; (ii) all costs and expenses, including reasonable attorneys' fees, incurred in collecting or attempting to collect the indebtedness evidenced by this Note, or in any litigation or controversy arising from or connected with this Note; and (iii) all taxes or duties assessed upon the indebtedness evidenced by this Note.  All amounts owing under this Note shall be payable in legal tender of the United States of America.

The principal balance of the indebtedness evidenced by this Note outstanding from time to time shall bear interest, from the date hereof until said indebtedness shall have been paid in full, at the rate of six percent (6%) per annum.  Interest shall be calculated on the daily unpaid principal balance of the indebtedness evidenced by this Note based on a 360-day year, provided that interest shall be due for the actual number of days elapsed during each period for which interest is being charged. Installments of accrued interest shall be due and payable commencing on the last day of December, 2005, and continuing on the last day of each, March, June, September and December thereafter so long as any of the indebtedness evidenced by this Note is outstanding.

The principal amount hereof and all accrued interest shall be due and payable on Demand.

Any payment under this Note which is stated to be due on a day other than a "Business Day" (a day on which banks are open for business in Waterbury, Connecticut) shall be made on the next succeeding Business Day, and any such extension of time shall be included in the computation of the amount of interest to be paid.

Company shall have the right to prepay the indebtedness evidenced by this Note at, in whole or in part, at any time, without prepayment premium or penalty.

It shall be an Event of Default hereunder if Company shall fail to make any payment under this Note when due.  Any failure by Holder to exercise any right under this Note arising or existing as a result of such Event of Default, or any delay in such exercise, shall not constitute a waiver of the right to exercise such right at a later time so long as such Event of Default shall remain uncured, and shall not constitute a waiver of the right to exercise such right if any other Event of Default shall occur.  The acceptance by Holder of payment of any sum payable under this Note after the due date of such payment shall not be a waiver of Holder's right to require prompt payment when due of all other sums payable under this Note.

Upon the occurrence of any Event of Default or upon maturity hereof, the outstanding principal balance of the indebtedness evidenced by this Note shall, at the option of Holder, bear interest from the date of occurrence of such Event of Default or such maturity until collection (including any period of time occurring after judgment), at the "Default Rate", being the lower of (a) the highest rate allowed by applicable law, or (b) a rate per annum equal to two percentage points (2.0%) above the higher of (A) the rate or rates that otherwise would have been in effect under this Note, or (B) the prime rate of LaSalle Bank as the same may vary from time to time.  If the Holder shall not receive the full amount of any installment of interest or principal due under the terms of this Note within ten (10) days after the due date of such payment, then Company shall pay to Holder, upon demand, a late charge equal to five percent (5%) of such installment, to cover the additional expenses involved in handling such overdue payment.  Such charge shall be in addition to, and not in lieu of, any other remedy Holder may have and shall be in addition to, and not in lieu of, Company's obligation to pay any reasonable fees and charges of any agents or attorneys employed in the event of any default hereunder.

Upon the occurrence of any Event of Default, the indebtedness evidenced by this Note shall, at the option of and without notice or demand by the Holder, become at once due and payable.  Company shall then pay the Holder, in addition to any and all other sums and charges due, the entire principal of and interest accrued on this Note.

Company and each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, hereby:

(a)

waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature; and

(b)

to (i) the release, surrender, exchange or substitution of all or any part of the security for the indebtedness evidenced by this Note, or the taking of any additional security, (ii) the release of any or all other persons from liability, whether primary or contingent, for the indebtedness evidenced by this Note or for any related obligations, and (iii) the granting of any other indulgences to any such person.

Each endorser, guarantor and surety of this Note, and each other person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, consent to (i) all renewals, extensions or modifications of this Note, and (ii) all advances under this Note.  Any such renewal, extension, modification, advance, release, surrender, exchange, substitution, taking or indulgence may take place without notice to any such person, and, whether or not any such notice is given, shall not impair the liability of any such person.

COMPANY AND EACH ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON LIABLE OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-a TO 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW, HEREBY WAIVE THEIR RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or if any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected: prejudiced or disturbed thereby.

This Note may not be modified or terminated orally, but only by a written instrument signed by the party against whom enforcement of any such modification or termination is sought.  Time is and shall be of the essence in the performance of all obligations under this Note.  This Note shall be governed by and construed in accordance with the laws of the State of Connecticut As used in this Note, words of any gender shall be deemed to apply equally to any other gender, the plural shall include the singular and the singular shall include the plural (as the context shall require), and the word "person" shall refer to individuals, entities, authorities and other natural and juridical persons of every type.

If this Note is now, or hereafter shall be, signed by more than one person, it shall be the joint and several obligation of all such persons (including, without limitation, all makers, endorsers, guarantors and sureties, if any) and shall be binding on all such persons and their respective heirs, executors, administrators, legal representatives, successors and assigns.  This Note and all covenants, agreements and provisions set forth in this Note shall inure to the benefit of Holder and its successors and assigns.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by its authorized officer as of the day and year first above written.

DIASYS CORPORATION

By:  S/ JEFFREY B. AARONSON

Jeffrey B. Aaronson, President